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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)





                                                                             Year Ended September 30,
                                                   -----------------------------------------------------------------------------
                                                      1999            1998           1997            1996             1995
                                                   -----------     -----------    ------------    -----------     --------------
EARNINGS:
Earnings before income taxes                         $ 63,139        $ 57,007        $ 63,275       $ 61,717           $ 39,759
Interest expense                                       17,317          17,383          16,696         15,921             16,632
Amortization of debt discount and expense                 215             200             176            173                206
Interest component of rental expense                    1,539           1,624           1,887          1,838              1,604
                                                   -----------     -----------    ------------    -----------     --------------
                                                     $ 82,210        $ 76,214        $ 82,034       $ 79,649           $ 58,201
                                                   ===========     ===========    ============    ===========     ==============

FIXED CHARGES:
Interest expense                                     $ 17,317        $ 17,383        $ 16,696       $ 15,921           $ 16,632
Amortization of debt discount and expense                 215             200             176            173                206
Allowance for funds used during
      construction (capitalized interest)                  36              39             114            107                 65
Interest component of rental expense                    1,539           1,624           1,887          1,838              1,604
                                                   -----------     -----------    ------------    -----------     --------------
                                                     $ 19,107        $ 19,246        $ 18,873       $ 18,039           $ 18,507
                                                   ===========     ===========    ============    ===========     ==============

Ratio of earnings to fixed charges                       4.30            3.96            4.35           4.42               3.14
                                                   ===========     ===========    ============    ===========     ==============